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                                                                    EXHIBIT 10.1


                        FIRST TIER SUBSEQUENT ASSIGNMENT


        This FIRST TIER SUBSEQUENT ASSIGNMENT (this "Agreement"), dated as of August 19, 2004, is made and entered into by and between WFS Financial Inc, a California corporation ("WFS") and WFS Receivables Corporation 3, a California corporation ("WFSRC3"), in reliance upon the following facts:

        WHEREAS, WFSRC3 desires to purchase from WFS a portfolio of automobile retail installment sales contracts and installment loans, primarily originated by motor vehicle dealers and subsequently purchased by WFS, on a without recourse servicing released basis;

        WHEREAS, WFS is willing to sell such automobile retail installment sales contracts and installment loans to WFSRC3 pursuant to the terms hereof; and

        WHEREAS, WFS has previously sold to WFSRC3 a portfolio of automobile retail installment sales contracts and installment loans, primarily originated by motor vehicle dealers and subsequently purchased by WFS, on a without recourse basis, pursuant to the Sale and Assignment (the "July Assignment") between WFS and WFSRC3, dated as of July 28, 2004 (the "July Contracts") in accordance with the Sale and Servicing Agreement dated January 28, 2003, between WFS and WFSRC3 (the "January S&SA"), and pursuant to the Sale and Assignment between WFS and WFSRC3, dated as of August 1, 2004, in accordance with the Sale and Servicing Agreement, dated as of August 1, 2004, by and among WFS, WFSRC3 and the WFS Financial 2004-3 Owner Trust (the "Sale and Servicing Agreement").

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined in this Agreement shall have the meanings given to those terms in the Sale and Servicing Agreement.

2. Conveyance of Contracts.

        a. In consideration of WFSRC3's delivery to or upon the order of WFS of the purchase price for the Contracts listed on Schedule A hereto (the "Schedule of Contracts"), WFS hereby sells, grants, transfers, assigns and otherwise conveys to WFSRC3 on the Subsequent Transfer Date, without recourse (subject to the obligations herein), all of its right, title and interest, including all rights to service the Subsequent Contracts (exclusive of the amount, if any, allocable to any rebatable insurance premium financed by any such Subsequent Contract) in, to and under each and all of the Subsequent Contracts listed on that Schedule of Contracts, including, without limitation, all payments of Monthly P&I received after the close of business on August 18, 2004; all Net Liquidation Proceeds and Net Insurance Proceeds with respect to any Financed Vehicle to which a Subsequent Contract relates received after the close of business on




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August 18, 2004 and all other proceeds received on or in respect of any such
Subsequent Contract, and any and all security interests in the Financed Vehicles; the Contract Documents relating to each of such Subsequent Contracts; and all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing. Although the parties intend, and have expressly so stated, that the conveyance of WFS' right, title and interest in, to and under the Subsequent Contracts pursuant to this Agreement shall constitute a purchase and sale and not a financing, in order to protect WFSRC3 in the event that, despite such express intention that the transaction be treated as a sale, such conveyance is instead deemed to be a financing, WFS hereby grants to WFSRC3 a first priority security interest in all of WFS' right, title and interest in, to and under the Subsequent Contracts, including all proceeds thereof to secure the repayment of such financing, and agrees this Agreement shall constitute a security agreement under applicable law.

        b. The purchase price for the Subsequent Contracts is $150,000,000.15. At the Subsequent Transfer Date WFSRC3 shall deliver to WFS the amount on deposit in the Pre-Funding Account on such date as part of the consideration for the transfer of the Subsequent Contracts to the Trust pursuant to this Agreement. To the extent the amount received by WFS from WFSRC3 at the Subsequent Transfer Date is insufficient to fully pay the purchase price, the balance shall be accounted for as an advance obligation due from WFSRC3 to WFS under the Revolving Line of Credit Agreement, as amended, dated as of August 8, 2002, by and between WFS and WFSRC3.

        c. WFS has filed or authorized to be filed with the office of the Secretary of State of the State of California UCC-1 financing statements as debtor, naming WFSRC3 as secured party and describing all of the Contracts as collateral. From time to time, WFS shall cause to be taken such actions as are necessary to continue the perfection of the interests of WFSRC3 in the Contracts and to continue the first priority security interest in the Financed Vehicles and their proceeds (other than, as to such priority, any statutory lien arising by operation of law after the Subsequent Transfer Date which is prior to such interest), including, without limitation, the filing of financing statements, amendments thereto or continuation statements and the making of notations on records or documents of title.

        d. If any change in the name, identity or corporate structure of WFS or the place of its incorporation would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, WFS within the time period required by applicable law, shall file such financing statements or amendments as may be required to preserve and protect the interests of WFSRC3 in the Contracts, Financed Vehicles and the proceeds thereof. Promptly thereafter, WFS shall deliver to WFSRC3 an Opinion of Counsel stating that, in the opinion of such counsel, all financing statements or amendments necessary fully to preserve and protect the interests of WFSRC3 in the Contracts, Financed Vehicles and the proceeds thereof have been filed, and reciting the details of such filings.



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        e. WFS shall pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of WFSRC3's right, title and interest in and to the Contracts and in connection with maintaining the first priority security interest in the Financed Vehicles and the proceeds thereof.

3. Representations and Warranties of WFS. WFS hereby makes the following representations and warranties on which WFSRC3 is deemed to have relied in acquiring the Subsequent Contracts. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Subsequent Transfer Date, but shall survive the sale, transfer and assignment of the Subsequent Contracts to WFSRC3 and the transfer of those Subsequent Contracts by WFSRC3 to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

        a. As to WFS:

               i. Organization and Good Standing. WFS is duly organized and validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business, and has the corporate power, authority and legal right to acquire and own the Subsequent Contracts.

               ii. Due Qualification. WFS is duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, subject to the effect of 12 C.F.R. Section 560.2.

               iii. Power and Authority. WFS has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; WFS has full power and authority to sell and assign the property to be sold and assigned to and deposited with WFSRC3, and has duly authorized such sale and assignment to WFSRC3 by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by WFS by all necessary corporate action.

               iv. Binding Obligation. This Agreement constitutes (A) a valid sale, transfer and assignment of the Subsequent Contracts, enforceable against creditors of and purchasers from WFS and (B) a legal, valid and binding obligation of WFS enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

               v. No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of WFS, or any


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indenture, agreement or other instrument to which WFS is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Bank Documents for which WFS is a party); nor violate any law or, to the best of WFS's knowledge, any order, rule or regulation applicable to WFS of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over WFS or its properties.

               vi. No Proceedings. There are no proceedings or investigations pending, or to WFS's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over WFS or its properties: (A) asserting the invalidity of this Agreement or any of the other Basic Documents, the Notes or the Certificates,
(B) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by WFS of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents, the Notes or the Certificates or (D) which might adversely affect the federal or state income tax statements of the Notes or the Certificates.

               vii. No Tax Liens. WFS is not aware of any judgment or tax lien filing against it.

        b. As to each Subsequent Contract or as to all of the Subsequent Contracts listed on the Schedule of Contracts as the case may be:

               i. Schedule of Contracts. The information pertaining to each Subsequent Contract set forth in the Schedule of Contracts was true and correct in all material respects at the Subsequent Transfer Date and the calculations of the Principal Balances appearing in such Schedule of Contracts for each such Subsequent Contract at the Subsequent Transfer Date and at each Distribution Date thereafter prior to the related Maturity Date have been performed in accordance with this Agreement and are accurate.

               ii. Security Interests. As of the Subsequent Transfer Date, WFS has taken all steps necessary to perfect its security interest against the Obligors in the Financial Vehicles securing the Subsequent Contracts and such Subsequent Contracts granted a valid and enforceable first priority security interest in favor of WFS (or to the Bank, a Dealer or Third Party Lender, which security interest has been assigned to WFS) in the related Financed Vehicle, and such security interest has been duly perfected and is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for unpaid taxes or unpaid storage or repair charges which may arise after the Subsequent Transfer Date). WFS has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Contracts granted to WFSRC3 hereunder. All financing statements filed against WFS in favor of WFSRC3 in connection herewith describing the



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Contracts contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of WFSRC3 unless WFSRC3 authorizes it.

               iii. Title Documents. (A) If the related Financed Vehicle was originated in a State in which notation of a security interest on the Title Document is required or permitted to perfect such security interest, the Title Document for such Financed Vehicle shows, or if a new or replacement Title Document is being applied for with respect to such Financed Vehicle the Title Document will be received within 180 days of the Subsequent Transfer Date and will show WFS named as the original secured party under the related Contract as the holder of a first priority security interest in such Financed Vehicle, and
(B) if the related Financed Vehicle was originated in a State in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show WFS named as the original secured party under the related Subsequent Contract, and in either case, the Indenture Trustee and the Owner Trustee have the same rights as such secured party has or would have (if such secured party were still the owner of the Subsequent Contract) against all parties claiming an interest in such Financed Vehicle. With respect to each Subsequent Contract for which the Title Document has not yet been returned from the Registrar of Titles, WFS has received written evidence from the related Dealer that such Title Document showing WFS as first lienholder has been applied for.

               iv. Title to the Contracts. Immediately prior to the Subsequent Transfer Date, WFS had good and indefeasible title to and was the sole owner of each Subsequent Contract and the Certificates to be transferred to WFSRC3 pursuant to this Agreement free of liens, claims, encumbrances and rights of any Person and, upon transfer of each such Subsequent Contract to WFSRC3 pursuant to this Agreement, WFSRC3 will have good and indefeasible title to and will be the sole owner of each such Subsequent Contract free of liens, claims, encumbrances and rights of any Person; except for the Lien of the Indenture Trustee under the Indenture; provided, however, the Issuer or Indenture Trustee may be required to file or record a transfer of the lien on a Financed Vehicle prior to enforcement of that lien in the name of the Issuer or Indenture Trustee, respectively.

               v. Current in Payment. As of the Subsequent Transfer Date, each Subsequent Contract is no more than 30 days delinquent in payment as to all or any portion of any installment of Monthly P&I.

               vi. Tax Liens. As of the Subsequent Transfer Date, there is no lien against the related Financed Vehicle for delinquent taxes.

               vii. Rescission, Offset, Etc. As of the Subsequent Transfer Date, there is no right of rescission, offset, defense or counterclaim to the obligation of the Obligor to pay the unpaid principal or interest due under each Subsequent Contract; the operation of the terms of such Subsequent Contract or the exercise of any right thereunder will not render such Subsequent Contract unenforceable in whole or in part or subject to any right



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of rescission, offset, defense or counterclaim, and no such right of rescission, offset, defense or counterclaim has been asserted.

               viii. Mechanics' Liens. As of the Subsequent Transfer Date, there are no liens or claims for work, labor, material or storage affecting the related Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by each Subsequent Contract.

               ix. Compliance with Laws. Each Subsequent Contract, and the sale of the Financed Vehicle sold thereunder, complied, at the time it was made, in all material respects with all applicable state and federal laws (and regulations thereunder), including without limitation usury, equal credit opportunity, fair credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment contracts and loans in particular; and the consummation of the transactions herein contemplated, including, without limitation, the transfer of ownership of the Subsequent Contracts to WFSRC3, the pledge of the Subsequent Contracts to the Indenture Trustee by the Issuer, and the receipt of interest by WFSRC3 will not involve the violation of any applicable state or federal law.

               x. Valid and Binding. Each Subsequent Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; all parties to such Subsequent Contract had full legal capacity to execute and deliver such Subsequent Contract and all other documents related thereto and to grant the security interest purported to be granted thereby; and the terms of such Subsequent Contract have not been waived or modified in any respect, except by instruments that are part of the Contract Documents.

               xi. Enforceability. Each Subsequent Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder or assignee thereof adequate for the realization against the collateral of the benefits of the security, subject, as to enforceability, to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally.

               xii. No Default. As of the Subsequent Transfer Date, there was no default, breach, violation or event permitting acceleration existing under such Subsequent Contract (except payment delinquencies permitted by subparagraph (v) above) and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Subsequent Contract, and WFS has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by subparagraph (v) above.

               xiii. Insurance. At the Subsequent Transfer Date, the related Financed Vehicle will be covered by (A) a comprehensive and collision insurance policy (i) in an


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amount at least equal to the lesser of (a) its actual cash value or (b) the principal amount due from the Obligor under the related Subsequent Contract,
(ii) naming WFS as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage or (B) an LDI Policy; provided, however, that if such Financed Vehicle has an unpaid principal balance of less than $4,000.00 or the related Subsequent Contract has six or fewer months remaining before its Maturity Date, it will not be required to be covered by the insurance described in this subparagraph; provided further, to the extent not paid in full by the Obligor, the related Advanced Insurance Premium for such LDI Policy shall be an expense of the Master Servicer. WFS shall at all times comply with all of the provisions of such insurance policies and the LDI Policy applicable to such Financed Vehicle.

               xiv. Acquisition of Contract. Such Subsequent Contract was either acquired by WFS (or its predecessor in interest) from a Dealer or a Third Party Lender with which it ordinarily does business or the Bank or originated directly by WFS in the ordinary course of its business, and no adverse selection procedures have been utilized in selecting such Subsequent Contract from all other similar contracts purchased by WFS.

               xv. Scheduled Payments. As of the Subsequent Transfer Date, scheduled payments under such Subsequent Contract are applied in accordance with the Rule of 78's method or the simple interest method and are due monthly in level payments through its Maturity Date sufficient to fully amortize the principal balance of such Subsequent Contract by its Maturity Date, assuming timely payment by Obligors on Simple Interest Contracts, except that the payment in the first or last month in the life of the Subsequent Contract may be minimally different from the level payment.

               xvi. One Original. There is only one original of each Subsequent Contract and such original, together with all other Contract Documents, is being held by WFS pursuant to Section 3.04 of the Sale and Servicing Agreement.

               xvii. Characteristics. With respect to each Contract owned by WFS at the Statistical Calculation Date, at the Statistical Calculation Date such Contract had (i) an Outstanding Principal Balance of not less than $546.03 nor more than $150,000.00, (ii) an original term of not less than 12 months nor greater than 84 months, (iii) a remaining maturity of not less than three months nor greater than 84 months, and (iv) an APR of not less than 3.19%.

               xviii. Identification. WFS has clearly marked its electronic records to indicate that each Subsequent Contract is owned by WFSRC3.

               xix. Maturity. As of the Subsequent Transfer Date, no Subsequent Contract had a Maturity Date later than the last day of the Collection Period immediately preceding the Class D Final Scheduled Distribution Date.

               xx. Principal Balance. At the Subsequent Transfer Date the initial Principal Balance of each Subsequent Contract was not greater than the purchase price of



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the related Financed Vehicle and such Principal Balance does not include any amounts the Master Servicer may have expended in obtaining an LDI Policy, if any, for such Subsequent Contract.

               xxi. Location of Contract Files. The Contract Files are kept at one or more of the locations listed in Schedule B to the Sale and Servicing Agreement.

               xxii. Finance Charge. With respect to each Contract owned by WFS at the Statistical Calculation Date, such Contract provides for the payment of a finance charge calculated at its APR based on the Rule of 78's or the simple interest method, and such APR shall be equal to or greater than 3.19% for Rule of 78's Contracts and Simple Interest Contracts.

               xxiii. Third Party Lender Originations. With respect to the Contracts owned by WFS at the Statistical Calculation Date, the aggregate Principal Balance as of the Statistical Calculation Date of such Contracts purchased by WFS from the Bank and Third Party Lenders or originated directly by WFS is not more than approximately 3.17% of the Statistical Calculation Date Principal Balance.

               xxiv. Simple Interest Contracts. With respect to each Contract owned by WFS at the Statistical Calculation Date, as of the Statistical Calculation Date, approximately 99.19% of the Contracts by Statistical Calculation Date, Principal Balance shall be Simple Interest Contracts and approximately 0.81% of the Contracts by Statistical Calculation Date Principal Balance shall be Rule of 78's Contracts.

               xxv. New or Pre-owned Vehicles. At least 37.90% of the Contracts owned by WFS at the Statistical Calculation Date by Statistical Calculation Date Principal Balance were Contracts that financed new vehicles and not greater than 62.10% were Contracts that financed pre-owned vehicles.

               xxvi. States of Origination. Approximately 38.17% of the Contracts owned by WFS at the Statistical Calculation Date by the Statistical Calculation Date Principal Balance were originated or purchased by WFS in California and approximately 61.83% of the Contracts by Statistical Calculation Date Principal Balance were originated in states other than California.

               xxvii. No Government Entity Obligors. Each Subsequent Contract shall have an Obligor that is not a local, state or federal governmental entity.

               xxviii. Chattel Paper. Each Subsequent Contract constitutes "tangible chattel paper" as defined in the applicable UCC.

               xxix. Priority of Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Subsequent Contracts in favor of WFSRC3, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from WFS. Other than the security interest granted to



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WFSRC3 pursuant to this Agreement, WFS has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Subsequent Contracts. WFS has not authorized the filing of and is not aware of any financing statements against WFS that include a description of collateral covering the Subsequent Contracts other than any financing statement relating to the security interest granted to WFSRC3 hereunder, the security interest granted to the Indenture Trustee under the Indenture or that has been terminated or subordinated to the rights of WFSRC3, the Issuer and the Indenture Trustee.

               xxx. Contract Characteristics as of the Subsequent Transfer Date. The representations and warranties made in this Section with respect to certain Contracts as of the Statistical Calculation Date shall also be true and correct in every material respect for all Contracts as of the Subsequent Transfer Date.

               xxxi. Obligor Bankruptcy. As of the Subsequent Transfer Date with respect to the Subsequent Contracts, WFS is not aware of any Obligor that is or has been, since the origination of the related Subsequent Contract, the subject of a bankruptcy proceeding.

               xxxii. No Extensions. The number of, or timing of, scheduled payments has not been changed on any Subsequent Contract on or before the Subsequent Transfer Date, except as reflected on the computer tape delivered in connection with the sale of the Subsequent Contracts.

               xxxiii. Repossession. On or prior to the Subsequent Transfer Date, no Financed Vehicle has been repossessed.

               xxxiv. Prepayment of Contracts. Any prepayment in full of a Subsequent Contract by an Obligor to the Master Servicer will consist of the entire outstanding principal balance of such Subsequent Contract together with all accrued and unpaid interest thereon.

4. Purchase of Certain Contracts. The representations and warranties of WFS set forth in Section 3 shall survive delivery of the Contract Documents to WFSRC3 or as directed by WFSRC3 and shall continue until the termination of this Agreement. Upon discovery by WFSRC3, WFS or the Owner Trustee, as the case may be, that any of such representations and warranties was incorrect as of the time made or that any of the Contract Documents relating to any such Subsequent Contract has not been properly executed by the Obligor or contains a material defect or has not been received by WFSRC3, such Person making such discovery shall give prompt notice to the other such Persons. If any such defect, incorrectness or omission materially and adversely affects the interest of WFSRC3, WFS shall, within 90 days after discovery thereof or receipt of notice thereof, cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty was incorrect as of the time made. If WFS is unable to do so, WFS shall purchase such Subsequent Contract on the Master Servicer Report Date next succeeding the end of such 90-day period from WFSRC3 for an amount equal to the related Repurchase Amount for that Subsequent Contract. Upon any such repurchase, WFSRC3 shall execute and deliver such



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instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in WFS title to any Subsequent Contract repurchased hereunder. The sole remedy of WFSRC3 with respect to a breach of a WFS representation and warranty pursuant to Section 3 shall be to enforce WFS's obligation to repurchase Subsequent Contracts pursuant to this Section; provided, however, that WFS shall indemnify WFSRC3 against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by it as a result of third-party claims arising out of the events or facts giving rise to such breach.

5. Custody of Contract Files. Subject to further direction by WFSRC3, which it may give at any time while it owns the Subsequent Contracts in its sole discretion, WFSRC3 hereby irrevocably appoints WFS to act as the agent of WFSRC3 as custodian of the Contract Documents and any and all other documents that WFS shall keep on file, in accordance with its customary procedures, relating to a Subsequent Contract, Obligor or Financed Vehicle, which are hereby constructively delivered to WFSRC3 with respect to each Subsequent Contract, provided, however, all obligations of WFS to WFSRC3 hereunder shall be superceded by the obligations of WFS under the Sale and Servicing Agreement:

        a. the original of the Subsequent Contract;

        b. documents evidencing the existence of physical damage insurance covering the Financed Vehicles;

        c. the original credit application fully executed by the Obligor; and

        d. the original certificate of title or such documents that the Master Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of WFS in the Financed Vehicle.

        e. WFS shall maintain the Contract Documents held by it (by itself or through one or more Subservicers) in a file area physically separate from the other installment sales contracts and installment loans owned or serviced by it or any of its Affiliates, which area shall be clearly marked as directed by WFSRC3. WFS shall cause the electronic record of the Subsequent Contracts maintained by it to be clearly marked to indicate that the Subsequent Contracts have been sold to WFSRC3 and shall not in any way assert or claim an ownership interest in the Subsequent Contracts.

        f. Instructions; Authority to Act. WFS shall be deemed to have received proper instructions with respect to the Contract Files upon its receipt of written instructions signed by a Responsible Officer of WFSRC3.

        g. Indemnification. WFS shall indemnify WFSRC3 for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever (including the reasonable fees and expenses of counsel) that may be imposed on, incurred by or asserted against WFSRC3 as the result of any improper act or omission



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

in any way relating to the maintenance and custody by WFS of the Contract Files, or the failure of WFS to perform its duties in compliance with the terms of this Agreement.

6. Effective Period and Termination. WFS' appointment as custodian shall become effective as of the Subsequent Transfer Date and shall continue in full force and effect until terminated under the transfer of the Subsequent Contracts by WFSRC3 to the Trust pursuant to the Sale and Servicing Agreement.

7. Nonpetition Covenant. WFS shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of WFSRC3 or any substantial part of its property, or ordering the winding up or liquidation of the affairs of WFSRC3.

8. Collecting Title Documents Not Delivered at the Subsequent Transfer Date. In the case of any Subsequent Contract in respect of which written evidence from the Dealer selling or transferring the related Financed Vehicle that the Title Document for such Financed Vehicle showing WFS as first lienholder has been applied for from the Registrar of Titles was delivered to the Owner Trustee on the Subsequent Transfer Date in lieu of a Title Document, WFS shall use its best efforts to collect such Title Document from the Registrar of Titles as promptly as possible. If such Title Document showing WFS as first lienholder is not received by WFS or the related Subservicer within 180 days after the Subsequent Transfer Date, then the representation and warranty in Section 3(b)(iii) in respect of such Subsequent Contract shall be deemed to have been incorrect in a manner that materially and adversely affects the Certificateholders.

9. Corporate Existence of WFSRC3. During the term of this Agreement, WFSRC3 will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transaction contemplated hereby. In addition, all transactions and dealings between WFSRC3 and its Affiliates will be conducted on an arm's-length basis.

10. Amendment. This Agreement may only be amended by a writing signed by all parties to this Agreement and only if such amendment will not be contrary to any obligation of WFS or WFSRC3, in any capacity under the Sale and Servicing Agreement.

11. Protection of Title to Trust.

        a. WFS shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of WFSRC3 in the Subsequent Contracts and in the proceeds thereof. WFS shall deliver (or cause to be delivered) to

WFSRC3 file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

        b. WFS authorizes WFSRC3 to file such financing statements as may be required by law fully to preserve, maintain and protect the interest of WFSRC3 in the Subsequent Contracts and in the proceeds thereof.

        c. WFS shall not change its name, identity or corporate structure or place of incorporation in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 11(a) seriously misleading within the meaning of Section 9-507(c) of the UCC, unless it shall have given WFSRC3 at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

        d. WFS shall give WFSRC3 at least 60 days' prior written notice of any relocation of the principal executive office of WFS if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.

        e. WFS, so long as it is custodian hereunder, shall maintain or cause to be maintained accounts and records as to each Subsequent Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Subsequent Contract.

12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights, and remedies of the parties under the Agreement shall be determined in accordance with such laws. To the extent this Agreement imposes obligations on WFS or rights in favor of WFSRC3 greater than the terms and conditions of the January S&SA provide, this Agreement shall control.

13. Notices. All demands, notices and communications upon or to WFS or WFSRC3 under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of (a) WFS, at 23 Pasteur, Irvine, California 92618, Attention: Legal Department, and (b) WFSRC3, at 444 East Warm Springs Road #116, Las Vegas, Nevada, 89119, Attention: Legal Department, or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties. Any notice so mailed within the time prescribed herein shall be conclusively presumed to have been duly given, whether or not such Securityholder shall receive such notice.

14. Severability of Provisions. If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

15. Assignment. Notwithstanding anything to the contrary contained herein, the obligation of WFS under this Agreement may not be assigned by WFS without the prior written consent of WFSRC3.

16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

17. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.


                            [Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    WFS RECEIVABLES CORPORATION 3

                                    By:  /s/ JOHN L. COLUCCIO
                                       -----------------------------------------
                                       Name: John L. Coluccio
                                       Title:   President



                                    WFS FINANCIAL INC


                                    By: /s/ J. KEITH PALMER
                                       -----------------------------------------
                                       Name: J. Keith Palmer
                                       Title:   Senior Vice President and
                                                Treasurer

                                                                      Schedule A

                             SCHEDULE OF CONTRACTS
        (Schedule of Contracts and terms of sale for Subsequent Contracts sold on August 19, 2004, the Subsequent Transfer Date)



Closing Date:                                                             8/19/04

Number of Contracts Sold:                                                   8,285

Aggregate Principal Balance of Contracts Sold:                    $150,000,000.15

Purchase Price of Contracts Sold:                                 $150,000,000.15

List of Contracts sold attached as print-out or on Cd-Rom         CD-Rom